UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report:  November 1, 2011
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Explanatory note: Akorn, Inc. (the “Company”) is furnishing this Amendment to correct its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2011 (the “Original Form 8-K”), including the Company’s press release dated November 1, 2011, filed as Exhibit 99.1 therewith, which contained: (i) errors in the diluted share counts for the three and nine months ended September 30, 2011, which resulted in understatement of the Company’s net income per diluted share by one penny for the nine months ended September 30, 2011, (ii) certain classification errors within the Operating Activities section of the Company’s Condensed Consolidated Statement of Cash Flows, which did not affect the total net cash provided by operating activities, but only the line item classifications of the operating cash flow activity, and (iii) a typographical error in the headline.

Item 2.02 Results of Operations and Financial Condition

The Company’s Press Release dated November 1, 2011 contained incorrect diluted share counts for the three and nine months ended September 30, 2011, and an incorrect net income per diluted share number for the nine months ended September 30, 2011, which resulted in understatement of the Company’s net income per diluted share by one penny for the nine months ended September 30, 2011.  Presented below is an excerpt from the Company’s Condensed Consolidated Statement of Operations showing the corrected figures.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Excerpt Showing Net Income (Loss), Net Income (Loss) Per Share,
and Shares Used In Computing Net Income (Loss) Per Share)
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2011	2010	2011	2010

NET INCOME (LOSS)	$13,524	$3,990	$37,280	$(1,923)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.14	$0.04	$0.39	$(0.02)
DILUTED	$0.13	$0.04	$0.36	$(0.02)

SHARES USED IN COMPUTING NET INCOME (LOSS)
PER SHARE:
BASIC	94,650	93,770	94,477	92,440
DILUTED	104,188	100,765	103,524	92,440

The Company’s Press Release dated November 1, 2011 contained errors on the Condensed Consolidated Statement of Cash Flows, including an inadvertent error regarding the recording of the Equity in earnings of unconsolidated joint venture.   Accordingly, the corrected Operating Activities section of the Condensed Consolidated Statement of Cash Flows disclosed below includes corrections to the following captions for the three and nine months ended September 30, 2011: (a) equity in earnings of unconsolidated joint venture, (b) prepaid expenses and other current assets, and (c) accrued expenses and other liabilities. None of these changes affects the total net cash provided by operating activities as disclosed in the Company’s Condensed Consolidated Statement of Cash Flows in the Original Form 8-K.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(OPERATING ACTIVITIES SECTION ONLY)
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2011	2010	2011	2010
OPERATING ACTIVITIES
Net income (loss)	$13,524	$3,990	$37,280	$(1,923)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	1,392	1,140	3,701	3,885
Write-off and amortization of deferred financing fees	165	274	1,761	820
Non-cash stock compensation expense	1,273	690	3,767	1,995
Non-cash change in fair value of warrants liability	-	-	-	8,881
Non-cash interest on convertible notes	909	-	1,195	-
Equity in earnings of unconsolidated joint venture	-	(502)	(14,530)	(1,335)
Changes in operating assets and liabilities:
Trade accounts receivable	(2,912)	371	(7,980)	(2,534)
Inventories	(4,643)	(2,812)	(8,164)	(4,934)
Deferred tax assets, net	(6,688)	-	(6,688)	-
Prepaid expenses and other current assets	904	534	(216)	1,494
Supply agreement termination liabilities	-	-	-	(1,500)
Trade accounts payable	1,606	1,472	4,828	2,253
Accrued expenses and other liabilities	2,111	251	1,024	(5)
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,641	5,408	15,978	7,097

In addition, there was a typographical error in the headline of the Press Release dated November 1, 2011: the third quarter 2011 revenues stated as equaling $36.6 million were actually equal to $36.7 million.

This Current Report on Form 8-K/A is being furnished to make the above corrections.  All other information included in the previously furnished Form 8-K is unchanged.

The information furnished in this Current Report on Form 8-K/A shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By: /s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:  November 3, 2011